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                                                                   EXHIBIT 10.26


                              EMPLOYMENT AGREEMENT

         This is an agreement (the "Agreement") between Ground Round Restaurants, Inc. (the "Company" or "Ground Round") a New York corporation with its principal place of business at 35 Braintree Hill Office Park, Braintree, Massachusetts and Stephen J. Kiel (the "Employee"), with a business address of 35 Braintree Hill Office Park, Braintree, Massachusetts, effective as of September 1, 1996 (the "Effective Date").

         In consideration of the promises and mutual covenants contained herein, the parties agree as follows:

1.       Employment.
         ----------

         From and after the Effective Date, for and during the term, and subject to the further conditions of this Agreement, Employee shall be employed in the capacity of Senior Vice President, Chief Financial Officer and Treasurer of Company and its affiliates and subsidiaries and perform all duties that may reasonably be required of him as Senior Vice President, Chief Financial Officer and Treasurer or as may be assigned by the Chairman, President and Chief Executive Officer (the "Chairman") and/or the Board of Directors (the "Board") of the Company. Employee shall report to the Chairman and shall be subject to his discretion and control.

         The location for such employment shall be at the corporate offices of the Company.

         Employee shall devote substantially all of his business time and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and to the ethical discharge of his duties and responsibilities under this Agreement. Employee shall not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during the term of employment, except for the following: managing the personal business affairs of Employee; and as may otherwise be expressly approved in writing in advance by the Chairman.



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2.       Term.
         ----

         Company shall employ Employee for an initial term commencing on the Effective Date and ending September 30, 1997 unless Employee's employment is sooner terminated pursuant to the provisions of this Agreement. The initial term shall be automatically extended for successive one year terms, not to go beyond September 30, 1999, unless at least 90 days prior to the expiration of the original or extended term either party shall advise the other in writing that it wishes to terminate this Agreement as of the end of the original or that extended term (the original and any extended term shall hereinafter be collectively referred to as the "Employment Period").

3.       Compensation and Benefits.
         -------------------------

         (a)      Base Salary.
                  -----------

                  During the Employment Period, the Company shall pay the Employee base salary (the "Base Salary") at a rate of no less than Fourteen Thousand Five Hundred and Eighty- Three Dollars and Thirty-Three Cents ($14,583.33) per month (the "Base Rate"), prorated for any partial period. On or about October of each fiscal year of the Company, the Employee and the Company shall commence good faith negotiations regarding an adjustment to the Employee's Base Salary; provided, that during the Employment Period, the Company shall not pay the Employee a Base Salary that is less than the Base Rate. Base Salary shall be payable in accordance with the payroll practices of the Company for its executive.

         (b)      Bonus.
                  -----

                  Employee shall be eligible to receive during the term of this Agreement commencing in the Company's 1996 fiscal year, and shall be paid within thirty (30) days of the annual audit of the Company, if the calculations mandate such payment, a bonus as provided in the Corporate Office Incentive Plan, and subject to its terms and conditions. For fiscal 1996, Employee is eligible to receive a pro rata share of any bonus earned to reflect the number of days worked by Employee in such year.

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                  For fiscal 1997 only, if the applicable Corporate Incentive
                  Plan does not compensate Employee with at least Seventy-Five Thousand Dollars ($75,000) (the "1997 guaranteed minimum bonus"), the Company agrees to pay the Employee an additional amount so that the total bonus received by the Employee is not less than the 1997 guaranteed minimum bonus. In order to receive a bonus that is greater than the 1997 guaranteed minimum bonus, Employee must be employed on the date the 1997 bonus checks are distributed. Company and Employee agree that the 1997 Corporate Office Incentive Plan and any future bonus plans may be different than the 1996 Corporate Office Incentive Plan.

         (c)      Stock Options.
                  -------------

                  The Company shall grant to Employee, on the Effective Date, a stock option to purchase Fifty Thousand (50,000) shares of common stock of the Company in accordance with the terms of the Company's Amended and Restated 1989 Stock Option Plan and the 1992 Equity Incentive Plan. The price at which shares of Common Stock may be purchased pursuant to the option shall be the closing price, as of August 30, 1996, of a share of the Company's common stock as listed on NASDAQ. The option shall become exercisable in equal installments over a three-year period, with the first installment being exercisable on August 29, 1997.

                  Promptly after the grant of the Option, the Company and Employee shall execute and deliver to each other a Stock Option Agreement evidencing the Option and the terms thereof (the "Stock Option Agreement"). It is understood and agreed that the Option shall be granted and governed in accordance with the terms of the Plans and the rules and regulations of the Securities and Exchange Commission.

         (d)      Benefits.
                  --------

                  Except as otherwise provided herein, Employee shall be entitled to receive the fringe benefits normally provided by the Company to senior executives and in accordance with the terms of each Plan or document which controls

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                  such benefit (including but not limited to life insurance
                  coverage, medical and dental insurance, travel and accident insurance, Long-Term Disability coverage, Executive Health examination on an annual basis, participation in Company's non-qualified Deferred Compensation Plan, stock options and other benefits during the term of this Agreement). Employee shall be entitled to the use of a company automobile in accordance with the Company's Automobile Policy, and which the Company shall insure and maintain, or to a car allowance which the Company shall insure the automobile in accordance with Company policy. The Employee's participation shall be subject to the terms of the applicable plan documents, generally applicable company policies and appropriate discretion of the Board or any administrative committee contemplated by such plans.

         (e)      Vacation.
                  --------

                  During the Employment Period, Employee shall be entitled to vacation (prorated for partial calendar years), subject to the reasonable business needs of the Company and in accordance with the terms of the Company's Vacation Policy.

         (f)      Relocation.
                  ----------

                  If Employee relocates to the Commonwealth of Massachusetts, the Company agrees to reimburse Employee for reasonable and ordinary expenses which are covered under the Company's Employee Relocation Policy and in accordance with the terms of the Policy.

         (g)      Living Expenses.
                  ---------------

                  The Company shall provide reasonable temporary living and subsistence expenses in the Boston area and will provide airfare, on a weekly basis for visits to the Cleveland, Ohio area and the in-house Company travel agent shall make all travel arrangements. Employee and Company agree to review these living and travel provisions on a periodic basis, but no later than September 1, 1997.

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         (h)      Certain Expenses.
                  ----------------

                  The Company shall pay or reimburse the Employee for all reasonable, customary business expenses incurred or paid by the Employee in the performance of the duties and responsibilities of his position and to such reasonable substantiation and documentation as may be required by the Company.

4.       Termination of Employment.
         -------------------------

         (a)      Death.
                  -----

                  If the Employee dies during the Employment Period, the Company shall have no further obligations under this Agreement other than to pay to the Employee's estate Base Salary through the end of the calendar month of his death and any other bonus or compensation hereunder in accordance with the applicable Company plan or policy, including a prorata share of the 1997 guaranteed minimum bonus to reflect the number of days worked by Employee in the 1997 fiscal year.

         (b)      Disability.
                  ----------

                  The Company may terminate the Employee's employment by written notice in the event that, for any reason, he becomes disabled, either physically or psychologically, or is unable to perform substantially all of his essential duties and responsibilities under this Agreement for One Hundred Eighty (180) days during any period of three hundred and sixty-five (365) consecutive days. In the event of such a termination, the Company shall have no further obligations under this Agreement other than to pay to the Employee Base Salary through the end of the calendar month of his termination and any other bonus or compensation hereunder in accordance with the applicable Company plan or policy, including a prorata share of the 1997 guaranteed minimum bonus to reflect the number of days worked by Employee in the 1997 fiscal year.

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                  The Employee shall at the request of the Company, submit to a medical examination by a physician selected by the Company, to whom the Employee or his duly appointed guardian has no reasonable objection, to determine whether the Employee is disabled. Such determination shall be conclusive. If the Employee fails to submit to such medical examination, the Company's determination of the Employee's disability shall be conclusive.

                  Paragraph 4(b) shall be interpreted and applied in accordance with the Americans with Disabilities Act, including but not limited to, the obligation to provide reasonable accommodations as specified under such Act.

         (c)      Termination by the Company for Cause.
                  ------------------------------------

                  The Company may terminate the Employee's employment hereunder for Cause at any time upon written notice setting forth in reasonable detail the nature of the Cause. The following, as determined by the Chairman in his reasonable judgment, will constitute Cause:

                  (i) The Employee's failure to perform his duties and responsibilities to the Company; a breach of fiduciary duty; any willful misconduct by the Employee which injures the Company (monetarily or otherwise) or the Employee's gross negligence in the performance of his duties and responsibilities; or

                  (ii) fraud, embezzlement or other dishonesty by the Employee with respect to the Company; or

                  (iii) the Employee's conviction of, or plea of nolo contendere to, a felony or other crime involving moral turpitude;

                  (iv)     any material breach of this Agreement; and

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                  (v)      any form of misconduct as described in the Company's
                           current Termination Policy under I.B. 4 of such policy.

                  Upon termination of the Employee's employment for Cause, the Company shall have no further obligations under this Agreement other than to pay to the Employee any Base Salary through the date of termination, and any other amounts that have been earned in accordance with the applicable Company policy, but has not been paid, but specifically excluding any bonus payment stated in paragraph 3(b).

         (d)      Termination by the Company Other Than for Cause
                  -----------------------------------------------

                  The Company may terminate the Employee's employment hereunder, other than for Cause, at any time upon written notice, as defined in the Company's current Termination Policy. In the event of such termination, the Company shall do the following:

                  (i) Pay to Employee his Base Salary through the date of termination, plus a prorata share of the 1997 guaranteed minimum bonus based on the number of days worked by Employee in the 1997 fiscal year.

                  (ii)     Pay to the Employee severance equal to the greater of
                           (i) six (6) months of Employee's monthly Base Salary or (ii) the amount of Base Salary the Employee would have received between the date of termination and September 30, 1997. Said severance shall be considered as severance under the Company's Severance Pay Plan and paid to Employee in accordance with such Plan.

                  (iii) Pay to Employee any other bonus or compensation hereunder in accordance with the applicable Company plan or policy.

                  The Company shall have no other obligations under this Agreement.

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         (e)      Termination by the Executive.
                  ----------------------------

                  (i) If the Employee terminates his employment during the Employment Period because the Employee resigns, the Company shall pay Employee the Base Salary through the date of termination and any other bonus or compensation in accordance with the applicable Company plan or policy.

                  (ii) If the Employee terminates his employment with the Company for any other reason, in addition to its other rights and remedies, the Company shall have no further obligations under this Agreement other than to pay to the Employee any Base Salary through the date of termination and any other bonus or compensation in accordance with the applicable Company plan or policy.

         (f)      Stock Options.
                  -------------

                  Upon termination, death or disability, as such terms are defined in paragraph 4, the Employee's rights with respect to any stock options then held shall be governed by the Plan(s) and/or any applicable documents under which such options were awarded.

         (g)      Severance.
                  ---------

                  Upon termination, death or disability, Employee shall be entitled to receive any applicable severance payments under the Company's Severance Pay Plan, subject to the terms and conditions of such Plan.

         (h)      Deferred Compensation.
                  ---------------------

                  Upon termination, death or disability, the Company will distribute the entire amount credited to Employee's account under the Company's non-qualified Deferred Compensation Plan, subject to the terms and conditions of such Plan.

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5.       D & O Liability Insurance.
         -------------------------

         The Employee shall be covered in his capacity as an officer of the Company under the Company's directors and officers liability insurance policy. The cost of such coverage shall be borne by the Company.

6.       Nondisclosure.
         -------------

         During the Employment Period, the Employee may become aware of information which is nonpublic, confidential or proprietary in nature with respect to the Company or with respect to other companies, persons, entities, ventures or business opportunities in which the Company has, or, if it were disclosed to the Company, the Company might have, an interest ("Confidential Information"). During the Employment Period and thereafter, all Confidential Information will be kept strictly confidential by the Employee and the Employee shall not: (a) copy, reproduce, distribute or disclose any Confidential Information to any third party except in the course of his employment by the Company;
         (b) use any Confidential Information for any purpose other than in connection with his employment by the Company; or (c) use any Confidential Information in any way that is detrimental to the Company.

         Confidential Information shall not include information which the Employee can demonstrate: (a) is or becomes generally available to the public other than by breach by the Employee of his agreement herein;
         (b) is required to be disclosed by the Employee after due notice to the Company, pursuant to obligations under law, regulation or court order; or (c) was prior to the Effective Date, or thereafter becomes, known to the Employee on a nonconfidential basis.

         Upon termination of the Employee's employment, he shall immediately return at Company's expense or destroy on request of Company's Counsel all Confidential Information, including all notes, copies, reproductions, summaries, analyses, or extracts thereof, then in his possession. Such return or destruction shall not abrogate the continuing obligations of the Employee under this Agreement.

         In the event that the Employee is requested or required (by interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, he shall provide the Company with prompt written notice

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         so that it may seek a protective order or other appropriate remedy. In the event such protection or other remedy is not obtained, the Employee shall furnish only that portion of the Confidential Information which he is advised by counsel agreed to by Company and Employee, at Company's expense, is legally required and shall exercise best efforts to obtain assurance that confidential treatment will be accorded to such Confidential Information, but in no event shall Employee be required to withhold such Confidential Information if incarceration of Employee may result.

         The Employee agrees that until the expiration of two (2) years from the date of termination of his employment by the Company, regardless of the reason for termination, he will not without the prior written approval of the Company (i) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities, assets or property of the Company or any of its subsidiaries, whether such agreement or proposal is with the Employee or with a third party, other than shares of common stock he is entitled to acquire under the terms of this Agreement or the Stock Option Plan or Equity Incentive Plan, or by inheritance, (ii) propose to enter into, directly or indirectly, any merger or other business combination involving the Company or any of its subsidiaries, (iii) make, or in any way participate, directly or indirectly, in any "solicitation" or "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company or any of its subsidiaries,
         (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any voting securities of the Company or any of its subsidiaries, (v) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company, (vi) disclose any intention, plan or arrangement inconsistent with the foregoing or (vii) advise, encourage, provide assistance (including financial assistance) to or hold discussions with any other persons in connection with any of the foregoing. Employee may vote any stock owned by Employee, either directly or indirectly, in any manner Employee chooses, as long as such voting right does not violate any securities laws.

         The Employee hereby acknowledges that he is aware that the securities laws prohibit any person who has material, nonpublic information concerning the Company from purchasing or selling securities of the Company or from communicating such information to

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         any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities.

         The obligations of the Employee stated in this paragraph shall, except where expressly limited as to time, continue without limit as to time and without regard to the employment status of the Employee.

7.       Payments.
         --------

         The Company shall have the right to cause all payments pursuant to this Agreement to be made by The Ground Round, Inc. ("TGRI") and to cause TGRI to provide all benefits required hereunder, which benefits shall be those normally provided by TGRI to senior executives of TGRI or the Company.

8.       Withholding.
         -----------

         All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to withheld by the Company under applicable law.

9.       Assignment.
         ----------

         Except as provided in this paragraph, neither the Company nor the Employee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other. The Company may without the consent of the Employee assign its rights and obligations under this Agreement to any wholly-owned subsidiary of the Company or to any corporation or other business entity into which the Company has merged or with which it has consolidated or which has acquired substantially all of the Company's assets, provided that no such assignment shall relieve the Company of its obligations under this Agreement. This Agreement shall inure to the benefit of and be binding upon the Company and the Employee, their respective successors, executors, administrators, heirs and permitted assigns.

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10.      Conflicting Agreement.
         ---------------------

         The Employee hereby represents and warrants that the execution of this Agreement and the performance of the obligations hereunder will not breach or be in conflict with any other agreement to which Employee is a party or is bound and that Employee is not now subject to any covenants against competition or similar covenants that would affect the performance of Employee's obligations hereunder.

11.      Entire Agreement.
         ----------------

         This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements, representations and understandings, written or oral, express or implied, with respect to the terms and conditions of the Employee's employment.

12.      Amendment.
         ---------

         This Agreement may be amended or modified only by a written instrument signed by the Employee and by such officer as may be specifically designated and authorized by the Board.

13.      Governing Law.
         -------------

         This is a Massachusetts contract and shall be construed and enforced under and be governed in all respects by the law of the Commonwealth of Massachusetts without regard to principles of conflicts of laws.

14.      Notice.
         ------

         For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopied (receipt acknowledged) or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to Company shall be directed to the attention of the Chairman with a copy to the Secretary of Company, or to such other address as either party may have furnished to the other in writing in

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         accordance herewith, except that notices of change of address shall be effective only upon receipt.

15.      Validity,
         ---------

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time. The provisions of paragraph 6 shall survive the termination or expiration of this Agreement regardless of the reasons therefor. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Employee, as of the date first above written.


                                        GROUND ROUND RESTAURANTS, INC.



                                        By:
                                            ------------------------------------
                                             Daniel R. Scoggin
                                             Chairman, President and
                                             Chief Executive Officer




                                        STEPHEN J. KIEL



                                        ----------------------------------------



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